Exhibit 23.4
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Westmoreland-LG&E Partners dated March 10, 2006, appearing in the Annual Report on Form 10-K of Westmoreland Coal Company for the year ended December 31, 2007.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
April 29, 2008